UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Achillion Pharmaceuticals, Inc.

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ACHILLION PHARMACEUTICALS, INC.

300 George Street

New Haven, Connecticut 06511

AMENDED NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 31, 2018

To our stockholders:

We invite you to attend our 2018 annual meeting of stockholders, which will be held at our offices at 300 George Street, New Haven, Connecticut 06511 on Thursday, May 31, 2018 at 9:00 a.m., local time. At the meeting, stockholders will consider and act upon the following matters:

1. To elect Jason Fisherman, M.D. as a Class III Director for a term to expire at our 2021 annual meeting of stockholders or until his successor is duly elected and qualified;

2. To approve, on an advisory basis, our executive compensation;

3. To approve an amendment and restatement of our 2015 Stock Incentive Plan;

4. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year;

5. To elect Joseph Truitt as a Class III Director for a term to expire at our 2021 annual meeting of stockholders or until his successor is duly elected and qualified; and

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 16, 2018, the record date for the annual meeting, are entitled to notice of, and to vote at, the meeting. Your vote is important regardless of the number of shares you own. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we hope you will take the time to vote your shares. If you are a stockholder of record, you may vote over the Internet or by completing and mailing the enclosed amended proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. You may revoke your proxy at any time prior to its exercise at the annual meeting.

The proxy statement, which was first sent to stockholders on or about April 20, 2018, the attached supplement to proxy statement and our 2017 Annual Report on Form 10-K are also available to our stockholders electronically via the Internet at www.achillionproxymaterials.com.

Each stockholder should take the time to review the attached supplement to proxy statement and the proxy statement and complete and return the enclosed amended proxy card. Our stock transfer books will remain open for the purchase and sale of our common stock.

By Order of the Board of Directors,
Martha E. Manning, Esq. Corporate Secretary

New Haven, Connecticut

May 3, 2018

SUPPLEMENT TO PROXY STATEMENT

FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 31, 2018

The following information relates to the proxy statement (the “Proxy Statement”) of Achillion Pharmaceuticals, Inc., a Delaware corporation (“we,” “Achillion,” “us,” or the “Company”), as filed by the Company with the Securities and Exchange Commission (the “SEC”) and furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s board of directors (the “Board of Directors”) for the Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). All capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined herein have the respective meanings ascribed to such terms in the Proxy Statement. This Supplement, which amends the Proxy Statement, is being filed with the SEC and being made available to stockholders of the Company on May 3, 2018.

The Company will hold the Annual Meeting as originally scheduled on May 31, 2018. The Proxy Statement provides information about the matters you will be asked to consider and vote on at the Annual Meeting, except that information with respect to Proposal 5 is set forth in this Supplement. Only stockholders of record as of the close of business on April 16, 2018 are entitled to receive notice of and to vote at the Annual Meeting.

The Proxy Statement contains important additional information, and this Supplement should be read in conjunction with the Proxy Statement.

Appointment of Joseph Truitt as Chief Executive Officer; Director Nominee

On May 1, 2018, Milind S. Deshpande ceased to serve as the Company’s Chief Executive Officer and he resigned as a director, effective immediately. The Board of Directors appointed Joseph Truitt, the Company’s President and Chief Operating Officer, as Chief Executive Officer, effective May 1, 2018. The Board of Directors also elected Mr. Truitt as a Class III director to fill the vacancy created by Dr. Deshpande’s resignation as a director. Mr. Truitt was elected to serve on the Board of Directors until the Annual Meeting and until his successor is duly elected and qualified.

Dr. Desphande had been nominated by the Board of Directors for re-election as a Class III director at the Annual Meeting. However, as a result of his resignation as a director, Dr. Deshpande’s name has been withdrawn from nomination for re-election as a Class III director at the Annual Meeting and no vote with respect to the election of him as a director will occur at the Annual Meeting. Our Board of Directors has nominated Mr. Truitt for election at the Annual Meeting as a Class III director. Because this change adds Mr. Truitt to the slate of directors proposed to be elected at the Annual Meeting, we are providing you with additional information in this Supplement and an amended proxy card to allow stockholders to vote on the election of Mr. Truitt as a Class III director. For technical reasons related to the tallying of votes, the election of Mr. Truitt as a director is being considered as a separate proposal (Proposal 5).

Jason S. Fisherman, who had also been nominated by our Board of Directors for re-election as a Class III director, will continue to stand for re-election as a Class III director at the Annual Meeting under Proposal 1.

PROPOSAL 5—ELECTION OF CLASS III DIRECTOR

The Proxy Statement is hereby amended to provide, as a new Proposal 5 to be voted on by stockholders, for the election of Joseph Truitt as a Class III director. If elected, Mr. Truitt will hold office until our annual meeting of stockholders in 2021 and until his successor is duly elected and qualified. Mr. Truitt has indicated his willingness to serve, if elected; however, if he should be unable to serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by the Board of Director.

Below is biographical and certain other information with respect to Mr. Truitt, including his principal occupation and business experience for the past five years. The information presented below for Mr. Truitt regarding his specific experience, qualifications, attributes and skills led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he should serve as a director. In addition, we believe that Mr. Truitt possesses the attributes or characteristics described under the “Director Nomination Process” in the Proxy Statement that the Nominating and Corporate Governance Committee expects of each director, including the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, age, lack of conflicts of interest, the ability to act in the interests of all stockholders and whether the candidate enhances the diversity of our Board of Directors.

Joseph Truitt, age 53. Mr. Truitt has served as our President and Chief Operating Officer from February 2018 until his appointment as our Chief Executive Officer and as a member of the Board of Directors on May 1, 2018. In September 2017, Mr. Truitt was promoted to Chief Operating Officer and in February 2018 he was promoted to President and Chief Operating Officer. Prior to his promotion to Chief Operating Officer in September 2017, Mr. Truitt had served as our Chief Commercial

Officer since January 2009. Prior to joining Achillion in January 2009, Mr. Truitt was Vice President of Business Development and Product Strategy for Lev Pharmaceuticals, Inc., a biotechnology company, from October 2007 to December 2008. From July 2006 through September 2007, he served as Lev’s Vice President of Sales and Marketing and led the build out of the commercial team and infrastructure in preparation for product launch. From February 2002 to July 2006, Mr. Truitt was Vice President of Sales and Operations at Johnson & Johnson, a pharmaceutical company, where he directed commercial operations at the company’s OraPharma subsidiary. From 2000 to 2002, Mr. Truitt was Vice President of Sales and Operations of OraPharma, Inc., a pharmaceutical company, prior to its acquisition by Johnson & Johnson. Mr. Truitt holds an M.B.A. from St. Joseph’s University, Philadelphia and a B.S. in Marketing from LaSalle University, Philadelphia.

Skills and Qualifications: Our Board believes that Mr. Truitt’s detailed knowledge of our company, his business development expertise, his extensive experience in operations and the development and management of a pharmaceutical commercial infrastructure, and overall knowledge of the life sciences industry qualify him to serve on the Board and adds significant value to our Board of Directors.

The shares of the Company’s common stock beneficially owned by Mr. Truitt is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement.

Vote Required

The two nominees for director named in Proposal 1 and Proposal 5 to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. If your shares are held by your broker in “street name,” and you do not vote your shares, your brokerage firm may not vote your unvoted shares on Proposal 5. Abstentions are not counted for purposes of electing directors. You may:

•	vote FOR all nominees;

•	WITHHOLD your vote from all nominees; or

•	vote FOR one or more nominees and WITHHOLD your vote from one or more nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Board Recommendation

The Board of Directors believes that the election of Mr. Truitt to serve as a Class III director is in the best interests of Achillion and the best interest of our stockholders and, therefore, recommends a vote FOR Mr. Truitt.

VOTING

Whether or not you plan to attend the Annual meeting, we hope you will take time to vote your shares. If you are a stockholder of record, you may vote over the Internet or by completing and mailing a proxy card. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, please follow the instructions provided by the holder of record in order for your shares to be voted.

Please vote your shares as soon as possible over the Internet or by using the amended proxy card enclosed with this Proxy Supplement if you would like to change your vote or if you have not voted yet. The amended proxy card enclosed with this Supplement differs from the proxy card previously furnished to you with the Proxy Statement, in that the enclosed proxy card includes the name of Mr. Truitt as a nominee in Proposal 5 and does not include the name of Dr. Deshpande as a nominee in Proposal 1.

If you have already voted and do not submit new voting instructions, your previously submitted proxy card or voting instructions will be voted at the Annual Meeting with respect to all matters properly brought before the Annual Meeting, but will not be counted in determining the outcome of the election of Mr. Truitt since he is not listed as a nominee on the original proxy card or voting instructions and will be disregarded with respect to the election of Dr. Deshpande since he is no longer standing for re-election to the Board of Directors. In order to vote on Mr. Truitt as a nominee for director, you must submit a vote on Proposal 5. PLEASE NOTE THAT IF YOU SUBMIT NEW VOTING INSTRUCTIONS, SUCH VOTING INSTRUCTIONS WILL REVOKE ALL PRIOR VOTING INSTRUCTIONS, SO IT IS IMPORTANT TO INDICATE YOUR VOTE ON EACH PROPOSAL WHEN SUBMITTING NEW VOTING INSTRUCTIONS.

In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by Achillion, including unmarked proxies, will be voted to approve Proposals 1 through 5. In addition, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as directed by the Board of Directors. We have not received notice of any other matters that may properly be presented at the Annual Meeting.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Following Dr. Deshpande’s cessation of service as Chief Executive Officer, it is anticipated that Dr. Deshpande will provide certain scientific advisory and other consulting services to the Company for a one year period following the end of his employment. Dr. Deshpande will not receive cash compensation for and during such services, but all of Dr. Deshpande’s stock options granted to him during his employment with the Company will continue to vest and be exercisable in accordance with the terms of the option agreements governing such stock options.

In connection with Mr. Truitt’s appointment as Chief Executive Officer, the Company entered into a second amended and restated employment agreement with Mr. Truitt, which became effective on May 1, 2018, superseding his previous employment agreement dated August 4, 2017. The term of Mr. Truitt’s employment under his second amended and restated employment agreement ends on December 31, 2018 and is automatically renewable after such initial term for successive one-year periods unless either the Company or Mr. Truitt provide written notice to the other at least six months prior to the expiration of the applicable term. Under the agreement, Mr. Truitt receives an annualized base salary of $560,000, subject to adjustment at the discretion of our Board of Directors. In addition, Mr. Truitt is eligible to receive an annual performance bonus at a target rate of 55% of his annualized base salary, based on the Company’s achievement of performance goals for the applicable fiscal year and Mr. Truitt’s achievement of his performance goals for such year, both as determined by our Board of Directors. Mr. Truitt is also entitled to reimbursement for expenses he incurs commuting between his residence and the Company’s headquarters (on a grossed up basis), as well as participation in all benefit programs that the Company establishes and makes available to its executives, to the extent that he is eligible under the plan documents governing those programs.

In the event the Company terminates Mr. Truitt’s employment for reasons other than cause, death or disability, or if he terminates his employment for good reason (as defined in his second amended and restated employment agreement), in each case other than during the period 60 days prior to or within twelve months following a change in control of the Company and subject to Mr. Truitt entering into a severance and release of claims agreement, Mr. Truitt is entitled to receive (i) his salary in effect on the date of termination until the date that is eighteen months following the termination date; (ii) if he is eligible for and elects to receive COBRA continuation, payment of the premiums for his medical or dental insurance benefits for eighteen months or, if earlier, the expiration of his COBRA continuation coverage; (iii) a payment equal to a pro-rated portion of his target bonus for the fiscal year in which termination occurred; and (iv) immediate vesting and exercisability of 25% of the original number of shares subject to unvested option grants and unvested grants of restricted stock and restricted stock units (if any are outstanding). In the event such termination occurs during the period 60 days prior to or within twelve months following a change in control of the Company, and subject to Mr. Truitt entering into a severance and release of claims agreement, then Mr. Truitt will receive (i) his salary in effect on the date of termination until the date that is eighteen months following the termination date, (ii) if he is eligible for and elects to receive COBRA continuation, payment of the premiums for his medical or dental insurance benefits for eighteen months or, if earlier, the expiration of his COBRA continuation coverage; and (iii) a payment equal to 150% his target bonus for the fiscal year in which termination occurred, and his equity will vest as described in the next paragraph.

In addition to the benefits described above, upon a change in control, Mr. Truitt is entitled to immediate vesting and exercisability of 50% of the original number of shares subject to unvested option grants and unvested grants of restricted stock and restricted stock units (if any are outstanding). In the event the Company terminates Mr. Truitt’s employment for reasons other than cause, death or disability, or if Mr. Truitt terminates his employment for good reason, during the period 60 days prior to or within twelve months following a change in control of the Company, then Mr. Truitt is entitled to immediate vesting and exercisability of all outstanding unvested option grants and unvested grants of restricted stock and restricted stock units.

If Mr. Truitt’s employment were to terminate due to his death, Mr. Truitt’s estate would be entitled to 12 months of his salary in effect on the date of his death.

In addition, Mr. Truitt’s amended and restated employment agreement provides that, subject to approval by our Compensation Committee, Mr. Truitt will be granted an option to purchase 632,000 shares of the Company’s common stock, such option to (i) have an exercise price per share equal to the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant and (ii) vest and become exercisable, subject to Mr. Truitt’s continued service on each applicable vesting date, at a rate of 25% of the total shares underlying the option on the first anniversary of the date of grant and as to an additional 6.25% of the total shares underlying the grant at the end of each full calendar quarter thereafter.

Mr. Truitt receives no compensation for serving as a member of the Board of Directors.

IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet must be received by 11:59 p.m., Eastern Time, on May 30, 2018. Vote by Internet Go to www.investorvote.com/ACHN Or scan the QR code with your smartphone Follow the steps outlined on the secure website Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card qIF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and Proposal 5, and FOR Proposals 2, 3 and 4. 1. To elect one Class III Director for a term to For All Withhold All For All Except To withhold authority to vote for any individual + expire at our 2021 annual meeting of nominee(s), mark “For All Except” and write the stockholders or until his successor is duly elected and qualified. numbers(s) of the nominee(s) on the line below. Nominee 01—Jason Fisherman, M.D. For Against Abstain For Against Abstain 2. To approve, on an advisory basis, our 3. To approve an amendment and restatement of our executive compensation. 2015 Stock Incentive Plan. 4. To ratify the selection of PricewaterhouseCoopers LLP as 5. To elect one Class III Director for a term to For All Withhold All For All Except our independent registered public accounting firm for the expire at our 2021 annual meeting of current fiscal year. stockholders or until his successor is duly elected and qualified. Nominee To withhold authority to vote for any individual 6. To transact such other business as may properly 01—Joseph Truitt come before the meeting or any adjournment thereof. nominee(s), mark “For All Except” and write the numbers(s) of the nominee(s) on the line below. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please give full title as such. If a corporation or partnership, only authorized persons should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. 1UPX + 02UJLB

IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ACHILLION PHARMACEUTICALS, INC. + ANNUAL MEETING OF STOCKHOLDERS May 31, 2018 at 9:00 a.m.    300 George Street, New Haven, CT 06511 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACHILLION PHARMACEUTICALS, INC. Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Martha E. Manning and Mary Kay Fenton, or either of them, with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2018 Annual Meeting of Stockholders of Achillion Pharmaceuticals, Inc. and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS OF ACHILLION PHARMACEUTICALS, INC. LISTED IN PROPOSAL 1 AND PROPOSAL 5, AND FOR PROPOSALS 2, 3 AND 4. UNLESS YOU INTEND TO VOTE YOUR SHARES BY INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. C Non-Voting Items CONTINUED AND TO BE SIGNED ON REVERSE SIDE Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD. +